                                                                    EXHIBIT 10.1

                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of May 9, 2003, by and between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office at 4410 Arapahoe Avenue, Suite 200, Boulder, CO 80303 and ADVANCED ENERGY INDUSTRIES, INC. ("Borrower"), whose address is 1625 Sharp Point Drive, Fort Collins, CO 80525.

1. DESCRIPTION OF EXISTING AGREEMENT. Among other Obligations, which may be owing by Borrower to Bank, Borrower is or may become indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated May 10, 2002, as it may be amended from time to time (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS. Bank hereby agrees to modify the Loan Agreement as follows:


     1. The first sentence in subsection (a) of Section 2.1.1 entitled "Revolving Advances" is hereby amended to read as follows:

               Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, if applicable, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (iii) the FX Reserve and all amounts for services utilized under the Cash Management Services Sublimit.

     2.   Section 2.1.4 is hereby amended entirely to read as follows:

               2.1.4 LETTERS OF CREDIT SUBLIMIT.

                    Bank will issue or have issued Letters of Credit for
               Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances minus the Cash Management Sublimit, minus the FX Reserve; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $1,000,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.


     3. Section 2.3 entitled "Interest Rate and Payments on Committed Revolving Line" is amended by changing the first sentence of subsection (a) thereof to read as follows:

               (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate of one percent (1.00%) below the Prime Rate; provided, however, such interest rate shall not be less than three percent (3.0%) per annum at any time.


     4. Section 6.7 entitled "Financial Covenants" is hereby amended entirely to read as follows:

               Borrower will maintain on a consolidated basis as of the last day of each fiscal quarter of Borrower unless otherwise noted:

               (i) QUICK RATIO. A ratio of Quick Assets to Current Liabilities of at least 2.00 to 1.00; and

               (ii) TANGIBLE NET WORTH. A Tangible Net Worth plus Subordinated Debt plus the outstanding principal amount of Borrower's 5.25% Convertible Notes due November 15, 2006 and 5.00% Convertible Notes due September 1, 2006, of at least the sum of $220,000,000 plus 50% of the net profit for such quarter.


     5.   Section 13.1 entitled "Definitions" is hereby amended as follows:

          (i) to change subpart (g) of the definition of "PERMITTED INDEBTEDNESS" to read:

               (g) Indebtedness of AE-Japan up to an aggregate principal amount of $25,000,000.

          (ii) to change subpart (d) of the definition of "PERMITTED INVESTMENTS" to read :

               (d) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $10,000,000 in the aggregate in any fiscal year.

          (iii) to change the definition of "REVOLVING MATURITY DATE" to read:

               "REVOLVING MATURITY DATE" is May 8, 2004.

          and (iv) to change the definition of "TANGIBLE NET WORTH" to read:

               "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and minus (ii) Total Liabilities.


     6. Exhibit D attached hereto shall be substituted for that attached to the Loan Agreement.


4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE AND EXPENSES. Borrower shall pay to Bank a fee in the amount of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) (the "Loan Fee") plus all of Bank's reasonable out-of-pocket expenses in connection with this Loan Modification Agreement.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon receipt by Bank of the Loan Fee and a fully executed counterpart hereof.


         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                          BANK:

ADVANCED ENERGY INDUSTRIES, INC.                   SILICON VALLEY BANK

By:/s/ Thomas K. Werning                           By: /s/ Frank J. Amoroso
                        --------------------                               --------------------
Name: Thomas K. Werning                            Name:  Frank J. Amoroso
                       ---------------------                              ---------------------
Title: VP - Finance                                Title: VP
                   --------------------------               -----------------------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE


TO:               SILICON VALLEY BANK
                  3003 Tasman Drive
                  Santa Clara, CA 95054

FROM:             ADVANCED ENERGY INDUSTRIES, INC.

         The undersigned authorized officer of Advanced Energy Industries, Inc. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

           PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER
                               "COMPLIES" COLUMN.

         REPORTING COVENANT                 REQUIRED                                             COMPLIES
         ------------------                 --------                                             --------

Annual (Audited)                            FYE within 90 days                                  Yes      No
10-Q, 10-K and 8-Ks                         Within 5 days after filing with SEC                 Yes      No
A/R & A/P Agings                            Monthly within 30 days*                             Yes      No
Borrowing Base Certificate                  Monthly within 30 days*                             Yes      No
Collateral Audit                            Initial and Annual**                                Yes      No

Financial Covenant                          Required                   Actual                    Complies
------------------                          --------                   ------                    --------

Maintain on a Quarterly Basis:
Minimum Quick Ratio                         2.00:1.0                   _____:1.00               Yes      No
Minimum Tangible Net Worth + SD +           $220, 000,000 plus        $________                 Yes      No
   CNs                                      50% of quarterly profit


*Only after outstandings exceed $10,000,000

**After outstandings exceed $10,000,000 for 30 days


COMMENTS REGARDING EXCEPTIONS:  See Attached.                                  BANK USE ONLY
Sincerely,
                                                           Received by:
Advanced Energy Industries, Inc.                                        ---------------------------------------
                                                                             AUTHORIZED SIGNER
-----------------------------------------------------
SIGNATURE                                                  Date:
                                                                 ----------------------------------------------
-----------------------------------------------------
TITLE                                                      Verified:
                                                                     ------------------------------------------
-----------------------------------------------------                        AUTHORIZED SIGNER
DATE
                                                           Date:
                                                                 ----------------------------------------------

                                                           Compliance Status:                        Yes     No

                           (SILICON VALLEY BANK LOGO)

                               SILICON VALLEY BANK


                       PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:       ADVANCED ENERGY INDUSTRIES, INC.

LOAN OFFICER:   FRANK AMOROSO

DATE:           MAY 19, 2003



                DOCUMENTATION FEE                           1,500.00

                LOAN FEE                                    2,500.00

                TOTAL FEE DUE                            $  4,000.00
                                                         ===========


PLEASE INDICATE THE METHOD OF PAYMENT:

         { } A CHECK FOR THE TOTAL AMOUNT IS ATTACHED.

         { } DEBIT DDA # __________________ FOR THE TOTAL AMOUNT.

         { } LOAN PROCEEDS



----------------------------------------------
BORROWER                                (DATE)



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SILICON VALLEY BANK                     (DATE)
ACCOUNT OFFICER'S SIGNATURE